UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015 (February 20, 2015)

Perseon Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32526	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2188 West 2200 South
Salt Lake City, Utah 84119
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

BSD Medical Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Effective February 20, 2015, Perseon Corporation  (the “Company”) amended its certificate of incorporation to change its legal corporate name to “Perseon Corporation”  from “BSD Medical Corporation.” The name change was effected pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”).  Under the DGCL, the amendment to the Company’s certificate of incorporation to effect the name change did not require stockholder approval.   The Company also intends to amend its bylaws to reflect the name of the Company as “Perseon Corporation” at the next meeting of the Company’s board of directors.

The name change does not affect the rights of the Company’s security holders. There were no other changes to the Company’s certificate of incorporation in connection with the name change.

On February 25, 2015 the Company’s common stock, which trades on the NASDAQ Stock Market, will cease trading under the ticker symbol “BSDM” and commence trading under the ticker symbol “PRSN”. Along with the ticker change, the Company's common stock has been assigned a new CUSIP number of 715270 104.

A copy of the Certificate of Amendment effecting the name change, as filed with the Delaware Secretary of State on February 20, 2015, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events

On February 24, 2015, the Company issued a press release announcing the name and ticker symbol changes discussed above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                 Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Second Certificate of Amendment to Amended and Restated Certificate of Incorporation of BSD Medical Corporation
99.1	Press Release, dated February 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSEON CORPORATION

By: /s/ William S. Barth
Name: William S. Barth
Title: Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
3.1	Second Certificate of Amendment to Amended and Restated Certificate of Incorporation of BSD Medical Corporation
99.1	Press Release, dated February 24, 2015